LIMITED POWER OF ATTORNEY
FOR SECTION 13 AND SECTION 16 REPORTING

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints (i) the President and Chief Executive Officer of Super Micro Computer, Inc., a Delaware corporation (the "Company"), who is currently Charles Liang, (ii) the Company's Chief Financial Officer, who is currently Kevin Bauer, (iii) the Company's General Counsel, who is currently Li-Sung (Joseph) Chang, and (iv) the Company's Stock Administration Manager, who is currently Christine Nguyen, and their respective successors, signing singly, and each of them, as the undersigned's true and lawful attorney-in-fact (the "***Attorney-in-Fact***"), with full power of substitution and resubstitution, each with the power to act alone for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:

1. Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission ("***SEC***") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the "***Exchange Act***") or any rule or regulation of the SEC;

2. Prepare, execute and submit to the SEC, any national securities exchange or securities quotation system and Super Micro Computer, Inc. (the "***Company***") any and all reports (including any amendment thereto) of the undersigned required or considered advisable under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, with respect to the equity securities of the Company, including Forms 3, 4 and 5 and Schedule 13D or 13G; and

3. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

(a) This Limited Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act at his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

(b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

(c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and